Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

May 17, 2013

Coeur Mining, Inc.

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”), of Coeur Mining, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2013 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of shares of the Company’s common stock, par value $0.01 (the “Shares”) to be issued under the Amended and Restated 2003 Long-Term Incentive Plan, 2005 Non-Employee Directors’ Equity Incentive Plan and Non-Employee Directors’ Stock Option Plan (the “Plans”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plans and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                     Very truly yours,

                     /s/ Gibson, Dunn & Crutcher LLP